                                                Exhibit 99.1

LIONSGATE REPORTS RESULTS FOR FOURTH QUARTER AND
FULL YEAR FISCAL 2021

Fourth Quarter Revenue was $876.4 Million; Operating Income was $14.3 Million; Net Loss Attributable to Lionsgate Shareholders was $37.7 Million or $0.17 Diluted Net Loss per Share

Adjusted OIBDA was $77.4 Million

STARZ Global Subscribers Increased to 29.5 Million, including 69% Year-Over-Year Growth to 16.7 Million Global Streaming Subscribers; Domestic Streaming Subscribers Hit 10 Million Mark

Film & Television Library Revenue Reaches Record $780 Million for Trailing 12 Months

SANTA MONICA, CA, and VANCOUVER, BC, May 27, 2021 – Lionsgate (NYSE: LGF.A, LGF.B) today reported fourth quarter (quarter ended March 31, 2021) revenue of $876.4 million, operating income of $14.3 million and net loss attributable to Lionsgate shareholders of $37.7 million or $0.17 diluted net loss per share on 221.2 million diluted weighted average common shares outstanding. Adjusted net income attributable to Lionsgate shareholders in the quarter was $0.3 million or adjusted diluted EPS of $0.00, with adjusted OIBDA of $77.4 million. Fourth quarter cash flow used in operating activities was $159.8 million and adjusted free cash flow was positive $3.1 million.

Full year fiscal 2021 (fiscal year ended March 31, 2021) revenue was $3.27 billion, operating income was $170.6 million, and net loss attributable to Lionsgate shareholders was $18.9 million, or $0.09 diluted net loss per share on 220.5 million diluted weighted average common shares outstanding. Adjusted net income attributable to Lionsgate shareholders was $205.6 million or adjusted diluted EPS of $0.92 and adjusted OIBDA was $540.9 million for fiscal 2021. Full year cash flow used in operating activities was $0.5 million and adjusted free cash flow was positive $304.0 million.

“Fiscal 21 was a year of strong domestic and international subscriber growth at STARZ, great new television series, record library sales and a successful pivot to alternative release strategies for many of our films,” said Lionsgate CEO Jon Feltheimer. “Financially, we reported over $540 million in adjusted OIBDA and over $300 million in adjusted free cash flow, enabling us to significantly reduce our net leverage ratio. We enter Fiscal 22 with full content pipelines and with STARZ projected to achieve even better net subscriber adds domestically and internationally than in Fiscal 21.”

Revenue from Lionsgate’s 17,000-title film and television library reached a record $780 million for the trailing 12 months.

Fourth Quarter Results

Segment Results

Media Networks segment revenue of $401.0 million was up 12% from the prior year quarter while segment profit increased 69% to $43.0 million. STARZ domestic and international revenue gains were driven by strong streaming subscriber growth. Media Networks global subscribers increased to 29.5 million including STARZPLAY Arabia, a non-consolidated equity method investee, and excluding Pantaya (interest sold in March 2021), driven by robust domestic and international streaming subscriber growth. Global streaming subscribers increased 69% year over year to 16.7 million, exceeding the Company’s previous forecast of 13 to 15 million subscribers.

Motion Picture segment revenue declined to $292.4 million compared to $393.3 million in the prior year quarter, and segment profit declined to $61.6 million compared to $101.2 million in the prior year quarter. The decline in revenues and segment profits compared to the prior year quarter was attributable to continued theatre closures due to the COVID-19 global pandemic and wide theatrical releases in the prior year, partially offset by higher library revenues.

Television Production segment revenue of $210.7 million compared to $258.1 million in the prior year quarter, and segment profit of $9.1 million compared to $21.5 million in the prior year quarter, due to the timing of series deliveries and library revenue and profits in the prior year quarter.

Lionsgate senior management will hold its analyst and investor conference call to discuss its fiscal 2021 fourth quarter and full year results at 5:00 PM ET/2:00 PM PT this afternoon, May 27. Interested parties may listen to the live webcast by visiting the events page on the Lionsgate corporate website or via https://services.choruscall.com/links/lgf210527xz7jqpLo.html. A full replay will become available this evening by clicking the same link.

About Lionsgate
Combining the STARZ premium global subscription platform with world-class motion picture and television studio operations, Lionsgate (NYSE: LGF.A, LGF.B) brings a unique and varied portfolio of entertainment to consumers around the world. Its film, television, subscription and location-based entertainment businesses are backed by a 17,000-title library and the largest collection of film and television franchises in the independent media space. A digital age company driven by its entrepreneurial culture and commitment to innovation, the Lionsgate brand is synonymous with bold, original, relatable entertainment for the audiences it serves worldwide.
###
For further information, investors should contact:
Nilay Shah
310-255-3651
nshah@lionsgate.com

For media inquiries, please contact:
Peter Wilkes
310-255-3726
pwilkes@lionsgate.com

The matters discussed in this press release include forward-looking statements, including those regarding the performance of future fiscal years. Such statements are subject to a number of risks and uncertainties. Actual results in the future could differ materially and adversely from those described in the forward-looking statements as a result of various important factors, including: the potential effects of the COVID-19 global pandemic on the Company, economic and business conditions; the substantial investment of capital and increased costs required to produce and market films and television series; budget overruns; limitations imposed by our credit facilities and notes; unpredictability of the commercial success of our motion pictures and television programming; risks related to acquisition and integration of acquired businesses; the effects of dispositions of businesses or assets, including individual films or libraries; the cost of defending our intellectual property; technological changes and other trends affecting the entertainment industry; other trends affecting the entertainment industry; and the other risk factors as set forth in Lionsgate’s Annual Report on Form 10-K to be filed with the Securities and Exchange Commission. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances.

Additional Information Available on Website

The information in this press release should be read in conjunction with the financial statements and footnotes contained in the Company’s Annual Report on Form 10-K for the year ended March 31, 2021, which will be posted on the Company’s website at http://investors.lionsgate.com/financial-reports/sec-filings, when filed with the Securities and Exchange Commission. Trending schedules containing certain financial information will also be available at http://investors.lionsgate.com/financial-reports/quarterly-results/2021

LIONS GATE ENTERTAINMENT CORP.
CONSOLIDATED BALANCE SHEETS

	March 31, 2021	March 31, 2020
	(Unaudited, amounts in millions)
ASSETS
Cash and cash equivalents	$528.7	$318.2
Accounts receivable, net	383.7	522.0
Program rights	—	310.5
Other current assets	274.3	157.4
Total current assets	1,186.7	1,308.1
Investment in films and television programs and program rights, net	2,222.7	1,517.3
Property and equipment, net	91.1	140.9
Investments	31.9	40.3
Intangible assets	1,575.1	1,719.6
Goodwill	2,764.5	2,833.5
Other assets	434.2	391.5
Total assets	$8,306.2	$7,951.2
LIABILITIES
Accounts payable and accrued liabilities	$545.4	$526.9
Participations and residuals	508.8	441.9
Film obligations, production loans and production tax credit facility	385.0	353.7
Debt - short term portion	88.0	68.6
Deferred revenue	165.7	116.6
Total current liabilities	1,692.9	1,507.7
Debt	2,542.9	2,664.4
Participations and residuals	304.6	421.6
Film obligations, production loans and production tax credit facility	318.5	96.9
Other liabilities	337.1	334.9
Deferred revenue	56.2	61.3
Deferred tax liabilities	40.3	36.6
Redeemable noncontrolling interest	219.1	167.8
Commitments and contingencies
EQUITY
Class A voting common shares, no par value, 500.0 shares authorized, 83.0 shares issued (March 31, 2020 - 83.0 shares issued)	663.2	659.2
Class B non-voting common shares, no par value, 500.0 shares authorized, 138.2 shares issued (March 31, 2020 - 136.4 shares issued)	2,296.0	2,221.7
Accumulated deficit	(82.9)	(16.9)
Accumulated other comprehensive loss	(83.3)	(206.0)
Total Lions Gate Entertainment Corp. shareholders' equity	2,793.0	2,658.0
Noncontrolling interests	1.6	2.0
Total equity	2,794.6	2,660.0
Total liabilities and equity	$8,306.2	$7,951.2

LIONS GATE ENTERTAINMENT CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Year Ended
	March 31,		March 31,
	2021	2020	2021	2020
	(Unaudited, amounts in millions, except per share amounts)
Revenues	$876.4	$944.3	$3,271.5	$3,890.0
Expenses
Direct operating	476.9	564.1	1,725.9	2,226.1
Distribution and marketing	234.6	217.0	719.3	1,008.7
General and administration	143.3	113.1	486.6	430.4
Depreciation and amortization	45.6	54.6	188.5	197.7
Restructuring and other	5.8	7.5	24.7	24.3
Gain on sale of Pantaya	(44.1)	—	(44.1)	—
Total expenses	862.1	956.3	3,100.9	3,887.2
Operating income (loss)	14.3	(12.0)	170.6	2.8
Interest expense	(46.4)	(45.5)	(181.5)	(191.3)
Interest and other income	3.5	1.8	5.8	8.8
Other expense	(2.2)	(1.4)	(6.7)	(11.1)
Gain on extinguishment of debt	—	6.7	—	5.4
Gain (loss) on investments	0.2	(0.2)	0.5	(0.5)
Equity interests loss	(0.9)	(1.5)	(6.1)	(17.2)
Loss before income taxes	(31.5)	(52.1)	(17.4)	(203.1)
Income tax (provision) benefit	(10.3)	3.2	(17.1)	(3.3)
Net loss	(41.8)	(48.9)	(34.5)	(206.4)
Less: Net loss attributable to noncontrolling interests	4.1	4.0	15.6	18.0
Net loss attributable to Lions Gate Entertainment Corp. shareholders	$(37.7)	$(44.9)	$(18.9)	$(188.4)

Per share information attributable to Lions Gate Entertainment Corp. shareholders:
Basic net loss per common share	$(0.17)	$(0.20)	$(0.09)	$(0.86)
Diluted net loss per common share	$(0.17)	$(0.20)	$(0.09)	$(0.86)

Weighted average number of common shares outstanding:
Basic	221.2	219.9	220.5	217.9
Diluted	221.2	219.9	220.5	217.9

LIONS GATE ENTERTAINMENT CORP.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended		Year Ended
	March 31,		March 31,
	2021	2020	2021	2020
	(Unaudited, amounts in millions)
Operating Activities:
Net loss	$(41.8)	$(48.9)	$(34.5)	$(206.4)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	45.6	54.6	188.5	197.7
Amortization of films and television programs and program rights	336.2	400.7	1,189.8	1,706.7
Amortization of debt financing costs and other non-cash interest	14.2	3.7	44.8	14.9
Non-cash share-based compensation	29.0	9.2	89.0	50.5
Other amortization	21.5	22.4	73.2	68.5
Gain on sale of Pantaya	(44.1)	—	(44.1)	—
Gain on extinguishment of debt	—	(6.7)	—	(5.4)
Equity interests loss	0.9	1.5	6.1	17.2
Loss (gain) on investments	(0.2)	0.2	(0.5)	0.5
Deferred income taxes	3.4	(1.7)	3.4	(0.9)
Changes in operating assets and liabilities:
Accounts receivable, net and other assets	0.2	126.5	133.9	397.5
Investment in films and television programs and program rights, net	(632.0)	(409.2)	(1,616.7)	(1,545.3)
Accounts payable and accrued liabilities	40.5	2.0	32.7	(31.8)
Participations and residuals	9.2	39.3	(49.1)	(24.5)
Film obligations	27.7	10.5	(64.9)	6.8
Deferred revenue	29.9	(23.8)	47.9	(31.4)
Net Cash Flows Provided By (Used In) Operating Activities	(159.8)	180.3	(0.5)	614.6
Investing Activities:
Proceeds from the sale of equity method and other investments	(1.0)	—	4.1	—
Investment in equity method investees and other	—	(5.8)	(0.2)	(20.6)
Capital expenditures	(9.3)	(7.1)	(35.0)	(31.1)
Net Cash Flows Used In Investing Activities	(10.3)	(12.9)	(31.1)	(51.7)
Financing Activities:
Debt - borrowings	40.0	255.0	200.0	852.1
Debt - repayments	(56.7)	(294.8)	(267.6)	(1,033.4)
Production loans - borrowings	54.5	4.9	273.7	59.0
Production loans - repayments	(1.1)	(2.9)	(53.0)	(293.8)
Production tax credit facility advances	118.8	—	118.8	—
Interest rate swap settlement payments	(6.9)	—	(22.3)	—
Repurchase of common shares	—	(2.6)	(2.2)	(2.6)
Distributions to noncontrolling interest	(0.5)	(1.2)	(3.4)	(5.7)
Exercise of stock options	1.6	1.2	1.6	1.7
Tax withholding required on equity awards	(0.7)	(0.3)	(7.7)	(3.4)
Net Cash Flows Provided By (Used In) Financing Activities	149.0	(40.7)	237.9	(426.1)
Net Change In Cash and Cash Equivalents	(21.1)	126.7	206.3	136.8
Foreign Exchange Effects on Cash and Cash Equivalents	(1.7)	(4.0)	4.2	(2.9)
Cash and Cash Equivalents - Beginning Of Period	551.5	195.5	318.2	184.3
Cash and Cash Equivalents - End Of Period	$528.7	$318.2	$528.7	$318.2

LIONS GATE ENTERTAINMENT CORP.

SEGMENT INFORMATION

The Company’s reportable segments have been determined based on the distinct nature of their operations, the Company's internal management structure, and the financial information that is evaluated regularly by the Company's chief operating decision maker.
The Company has three reportable business segments: (1) Motion Picture, (2) Television Production and (3) Media Networks.
Motion Picture. Motion Picture consists of the development and production of feature films, acquisition of North American and worldwide distribution rights, North American theatrical, home entertainment and television distribution of feature films produced and acquired, and worldwide licensing of distribution rights to feature films produced and acquired.
Television Production. Television Production consists of the development, production and worldwide distribution of television productions including television series, television movies and mini-series, and non-fiction programming. Television Production includes the licensing of Starz original series productions to Starz Networks and STARZPLAY International, and the ancillary market distribution of Starz original productions and licensed product. Additionally, the Television Production segment includes the results of operations of 3 Arts Entertainment.
Media Networks. Media Networks consists of the following product lines (i) Starz Networks, which includes the domestic distribution of STARZ branded premium subscription video services through OTT platforms and U.S. multichannel video programming distributors ("MVPDs") including cable operators, satellite television providers and telecommunications companies (collectively "Distributors") and on a direct-to-consumer basis through the Starz App (ii) STARZPLAY International, which represents revenues primarily from the OTT distribution of the Company's STARZ branded premium subscription video services outside of the U.S. and (iii) Other Streaming Services, which represents primarily the Company's formerly majority owned premium Spanish language streaming services business, Pantaya. The Company sold its interest in Pantaya on March 31, 2021.
In the ordinary course of business, the Company's reportable segments enter into transactions with one another. The most common types of intersegment transactions include licensing motion pictures or television programming (including Starz original productions) from the Motion Picture and Television Production segments to the Media Networks segment. While intersegment transactions are treated like third-party transactions to determine segment performance, the revenues (and corresponding expenses, assets, or liabilities recognized by the segment that is the counterparty to the transaction) are eliminated in consolidation and, therefore, do not affect consolidated results.

LIONS GATE ENTERTAINMENT CORP.

SEGMENT INFORMATION (Continued)

Segment information is presented in the table below:

	Three Months Ended		Year Ended
	March 31,		March 31,
	2021	2020	2021	2020
	(Unaudited, amounts in millions)
Segment revenues
Motion Picture	$292.4	$393.3	$1,081.1	$1,670.9
Television Production	210.7	258.1	831.8	1,001.3
Media Networks	401.0	358.0	1,562.7	1,486.8
Intersegment eliminations	(27.7)	(65.1)	(204.1)	(269.0)
	$876.4	$944.3	$3,271.5	$3,890.0
Gross contribution
Motion Picture	$87.9	$129.9	$401.8	$313.5
Television Production	20.4	31.9	126.3	90.7
Media Networks	71.8	50.4	383.4	380.5
Intersegment eliminations	0.4	4.2	(14.1)	6.8
	$180.5	$216.4	$897.4	$791.5
Segment general and administration
Motion Picture	$26.3	$28.7	$106.2	$104.8
Television Production	11.3	10.4	42.7	37.3
Media Networks	28.8	24.9	93.9	87.5
	$66.4	$64.0	$242.8	$229.6
Segment profit
Motion Picture	$61.6	$101.2	$295.6	$208.7
Television Production	9.1	21.5	83.6	53.4
Media Networks	43.0	25.5	289.5	293.0
Intersegment eliminations	0.4	4.2	(14.1)	6.8
Total segment profit	$114.1	$152.4	$654.6	$561.9
Corporate general and administrative expenses	(36.7)	(26.6)	(113.7)	(99.7)
Adjusted OIBDA(1)	$77.4	$125.8	$540.9	$462.2
_______________
(1)See "Use of Non-GAAP Financial Measures" for the definition of Adjusted OIBDA and reconciliation to the most directly comparable GAAP financial measure.

The Company's primary measure of segment performance is segment profit. Segment profit is defined as gross contribution (revenues, less direct operating and distribution and marketing expense) less segment general and administration expenses. Segment profit excludes corporate general and administrative expense, restructuring and other costs, share-based compensation, certain programming and content charges as a result of changes in management and associated programming and content strategy, and, when applicable, certain charges related to the COVID-19 global pandemic and purchase accounting and related adjustments. The Company believes the presentation of segment profit is relevant and useful for investors because it allows investors to view segment performance in a manner similar to the primary method used by the Company's management and enables them to understand the fundamental performance of the Company's businesses. Media Networks gross contribution and segment profit for the fiscal year ended March 31, 2020 includes a benefit of $39.7 million in direct operating expenses associated with the modification of a content licensing arrangement, net of amortization for related changes in content availability and air dates.

LIONS GATE ENTERTAINMENT CORP.

SEGMENT INFORMATION (Continued)
The following table sets forth segment information by product line for the Media Networks segment for the three months and years ended March 31, 2021 and 2020. The Company's majority interest in Pantaya (reflected in and representing substantially all of Other Streaming Services) was sold on March 31, 2021.

	Three Months Ended		Year Ended
	March 31,		March 31,
	2021	2020	2021	2020
	(Unaudited, amounts in millions)
Media Networks revenue:
Starz Networks	$365.0	$337.7	$1,446.9	$1,430.1
STARZPLAY International	23.6	9.3	65.5	22.9
Other Streaming Services	12.4	11.0	50.3	33.8
	$401.0	$358.0	$1,562.7	$1,486.8
Media Networks gross contribution:
Starz Networks	$119.3	$85.8	$506.4	$528.9
STARZPLAY International	(45.8)	(36.6)	(121.7)	(139.6)
Other Streaming Services	(1.7)	1.2	(1.3)	(8.8)
	$71.8	$50.4	$383.4	$380.5
Media Networks general and administration:
Starz Networks	$20.5	$18.5	$68.0	$66.1
STARZPLAY International	5.7	4.4	18.3	15.0
Other Streaming Services	2.6	2.0	7.6	6.4
	$28.8	$24.9	$93.9	$87.5
Media Networks segment profit (loss):
Starz Networks	$98.8	$67.3	$438.4	$462.8
STARZPLAY International	(51.5)	(41.0)	(140.0)	(154.6)
Other Streaming Services	(4.3)	(0.8)	(8.9)	(15.2)
	$43.0	$25.5	$289.5	$293.0

LIONS GATE ENTERTAINMENT CORP.
USE OF NON-GAAP FINANCIAL MEASURES

This earnings release presents the following important financial measures utilized by Lions Gate Entertainment Corp. (the "Company," "we," "us" or "our") that are not all financial measures defined by generally accepted accounting principles ("GAAP"). The Company uses non-GAAP financial measures, among other measures, to evaluate the operating performance of our business. These non-GAAP financial measures are in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with United States GAAP.

Adjusted OIBDA: Adjusted OIBDA is defined as operating income (loss) before gain on sale of Pantaya, adjusted depreciation and amortization ("OIBDA"), adjusted for adjusted share-based compensation ("adjusted SBC"), purchase accounting and related adjustments, restructuring and other costs, certain charges related to the COVID-19 global pandemic, and certain programming and content charges as a result of management changes and associated changes in strategy.
•Gain on sale of Pantaya represents the gain before income taxes on the sale of the Company's majority interest in Pantaya, as presented on our consolidated statement of operations.
•Adjusted depreciation and amortization represents depreciation and amortization as presented on our consolidated statement of operations, less the depreciation and amortization related to the amortization of purchase accounting and related adjustments associated with recent acquisitions. Accordingly, the full impact of the purchase accounting is included in the adjustment for "purchase accounting and related adjustments", described below.
•Adjusted share-based compensation represents share-based compensation excluding the impact of the acceleration of certain vesting schedules for equity awards pursuant to certain severance arrangements, which are included in restructuring and other expenses, when applicable.
•Restructuring and other includes restructuring and severance costs, certain transaction and related costs, and certain unusual items, when applicable.
•COVID-19 related charges include certain motion picture and television impairments and development charges associated with changes in performance expectations or the feasibility of completing the project, costs associated with the pausing and restarting of productions, including certain cast and crew, idle facilities and equipment costs and incremental costs associated with bad debt reserves, which are included in direct operating expense, when applicable. In addition, the costs include early or contractual marketing spends for film releases and events that have been canceled or delayed and will provide no economic benefit, which are included in distribution and marketing expense, when applicable.
•Programming and content charges include charges resulting from the implementation of changes to the Company's programming strategy and broadcasting strategy in connection with management changes, which are included in direct operating expenses, when applicable.
•Purchase accounting and related adjustments primarily represent the amortization of non-cash fair value adjustments to certain assets acquired in recent acquisitions. These adjustments include the accretion of the noncontrolling interest discount related to Pilgrim Media Group and 3 Arts Entertainment, the amortization of the recoupable portion of the purchase price and the expense associated with the earned distributions related to 3 Arts Entertainment, all of which are accounted for as compensation and are included in general and administrative expense.

Adjusted OIBDA is calculated similar to how the Company defines segment profit and manages and evaluates its segment operations. Segment profit also excludes corporate general and administrative expense.

Adjusted Free Cash Flow: Free cash flow is typically defined as net cash flows provided by (used in) operating activities, less capital expenditures. The Company defines Adjusted Free Cash Flow as net cash flows provided by (used in) operating activities, less capital expenditures, plus or minus the net increase or decrease in production loans, plus or minus the net increase or decrease in the production tax credit facility. The adjustment for the production loans is made because the GAAP based cash flows from operations reflects a non-cash reduction of cash flows for the cost of films and television programs associated with production loans prior to the time the Company actually pays for the film or television program at or near completion. The Company believes that it is more meaningful to reflect the impact of the payment for these films and television programs in its Adjusted Free Cash Flow when the payments are actually made. The adjustment for the production tax credit facility is made, similar to the production loans, to better reflect the timing of the cash flows associated with productions since a portion of the amounts expended initially are later refunded through the receipt of tax credits. The production tax credit facility reduces the timing difference between the cost expended and the receipt of the tax credit and thus reflects the cash cost of the production at or near the time it is produced and completed, which the Company believes is a more meaningful reflection of the cash cost of its productions.

Adjusted Net Income (Loss) Attributable to Lions Gate Entertainment Corp. Shareholders: Adjusted net income (loss) attributable to Lions Gate Entertainment Corp. shareholders is defined as net income (loss) attributable to Lions Gate Entertainment Corp. shareholders, adjusted for share-based compensation, gain on sale of Pantaya, purchase accounting and related adjustments, restructuring and other items, net gains or losses on investments, gain or loss on extinguishment of debt, certain programming and content charges, and COVID-19 related charges as described in the Adjusted OIBDA definition, net of the tax effect of the adjustments at the applicable blended statutory rate and net of the impact of the adjustments on non-controlling interest and certain changes in our deferred tax valuation allowance.

Adjusted Basic and Diluted EPS: Adjusted basic earnings (loss) per share is defined as adjusted net income (loss) attributable to Lions Gate Entertainment Corp. shareholders divided by the weighted average shares outstanding. Diluted EPS is similar to basic EPS but is adjusted for the effects of securities that are diluted based on the level of adjusted net income (loss), similar to GAAP.

These measures are non-GAAP financial measures as defined in Regulation G promulgated by the SEC and are in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with United States GAAP.

We use these non-GAAP measures, among other measures, to evaluate the operating performance of our business. We believe these measures provide useful information to investors regarding our results of operations and cash flows before non-operating items. Adjusted OIBDA is considered an important measure of the Company’s performance because this measure eliminates amounts that, in management’s opinion, do not necessarily reflect the fundamental performance of the Company’s businesses, are infrequent in occurrence, and in some cases are non-cash expenses. Adjusted Free Cash Flow is considered an important measure of the Company’s liquidity because it provides information about the ability of the Company to reduce net corporate debt, make strategic investments, dividends and share repurchases. Adjusted Net Income (Loss) Attributable to Lions Gate Entertainment Corp. Shareholders and Adjusted EPS are considered important measures of the Company’s business operations as, similar to Adjusted OIBDA, these measures eliminate amounts that, in management’s opinion, do not necessarily reflect the fundamental performance of the Company’s businesses.

These non-GAAP measures are commonly used in the entertainment industry and by financial analysts and others who follow the industry to measure operating performance. However, not all companies calculate these measures in the same manner and the measures as presented may not be comparable to similarly titled measures presented by other companies due to differences in the methods of calculation and excluded items.

A general limitation of these non-GAAP financial measures is that they are not prepared in accordance with U.S. generally accepted accounting principles. These measures should be reviewed in conjunction with the relevant GAAP financial measures and are not presented as alternative measures of operating income, cash flow, net income (loss), or earnings (loss) per share as determined in accordance with GAAP. Reconciliations of the adjusted metrics utilized to their corresponding GAAP metrics are provided below.

LIONS GATE ENTERTAINMENT CORP.
RECONCILIATION OF OPERATING INCOME (LOSS)
TO ADJUSTED OIBDA

The following table reconciles the GAAP measure, operating income (loss) to the non-GAAP measure, Adjusted OIBDA:

	Three Months Ended		Year Ended
	March 31,		March 31,
	2021	2020	2021	2020
	(Unaudited, amounts in millions)
Operating income (loss)	$14.3	$(12.0)	$170.6	$2.8
Gain on sale of Pantaya(1)	(44.1)	—	(44.1)	—
Adjusted depreciation and amortization(2)	11.4	10.3	44.3	41.8
Restructuring and other(3)	5.8	7.5	24.7	24.3
COVID-19 related charges(4)	14.9	50.2	67.5	50.2
Programming and content charges(5)	—	2.5	—	76.5
Adjusted share-based compensation expense(6)	28.3	9.0	85.5	50.0
Purchase accounting and related adjustments(7)	46.8	58.3	192.4	216.6
Adjusted OIBDA	$77.4	$125.8	$540.9	$462.2
___________________
(1)On March 31, 2021, the Company sold its 75% majority interest in Pantaya to Hemisphere Media Group for approximately $123.6 million in cash, subject to certain customary adjustments pursuant to the terms of the agreement. Under the terms of the purchase agreement, control of Pantaya transferred to Hemisphere Media Group on March 31, 2021, with the cash consideration transferred on April 1, 2021. The receivable for the cash purchase consideration is included in other current assets as of March 31, 2021. Pantaya was previously reflected in and represented substantially all of "Other Streaming Services" in the Company's Media Networks segment. The Company recorded a gain before income taxes of approximately $44.1 million, which is reflected in the gain on sale of Pantaya line item in the consolidated statement of operations in the year ended March 31, 2021. This gain amount is net of $69.0 million of goodwill allocated from the Media Networks segment as required under the applicable goodwill accounting guidance.
(2)Adjusted depreciation and amortization represents depreciation and amortization as presented on our consolidated statements of operations less the depreciation and amortization related to the non-cash fair value adjustments to property and equipment and intangible assets acquired in recent acquisitions which are included in the purchase accounting and related adjustments line item above, as shown in the table below:

	Three Months Ended		Year Ended
	March 31,		March 31,
	2021	2020	2021	2020
	(Unaudited, amounts in millions)
Depreciation and amortization	$45.6	$54.6	$188.5	$197.7
Less: Amount included in purchase accounting and related adjustments	(34.2)	(44.3)	(144.2)	(155.9)
Adjusted depreciation and amortization	$11.4	$10.3	$44.3	$41.8

(3)Restructuring and other includes restructuring and severance costs, certain transaction and related costs, and certain unusual items, when applicable, as shown in the table below:

	Three Months Ended		Year Ended
	March 31,		March 31,
	2021	2020	2021	2020
	(Unaudited, amounts in millions)
Restructuring and other:
Severance(a)
Cash	$3.3	$4.6	$14.8	$12.3
Accelerated vesting on equity awards	0.7	0.3	3.5	0.6
Total severance costs	4.0	4.9	18.3	12.9
COVID-19 related charges included in restructuring and other(b)	1.3	0.3	3.0	0.3
Transaction and related costs(c)	0.5	2.3	3.4	11.1
	$5.8	$7.5	$24.7	$24.3
_______________________
(a)Severance costs in the three months and fiscal years ended March 31, 2021 and 2020 were primarily related to restructuring activities in connection with cost-saving initiatives and recent acquisitions.
(b)During the three months and fiscal years ended March 31, 2021 and 2020, the Company has incurred certain costs including costs primarily related to transitioning the Company to a remote-work environment and other incremental costs associated with the COVID-19 global pandemic.
(c)Transaction and related costs in the three months and fiscal years ended March 31, 2021 and 2020 reflect transaction, integration and legal costs associated with certain strategic transactions, restructuring activities and legal matters.
(4)In connection with the disruptions associated with the COVID-19 global pandemic and measures to prevent its spread and mitigate its effects both domestically and internationally, and the related economic disruption, including the worldwide closure of theaters, international travel restrictions and the pausing of motion picture and television productions, during the three months and fiscal year ended March 31, 2021, we have incurred $14.9 million and $67.5 million, respectively and $50.2 million in the three months and fiscal year ended March 31, 2020, in incremental direct operating and distribution and marketing expense. These charges are also excluded from segment operating results. The costs included in direct operating expense, amounting to $14.1 million and $50.6 million in the three months and fiscal year ended March 31, 2021, respectively, and $46.0 million in the three months and fiscal year ended March 31, 2020, primarily represent incremental costs associated with film impairment due to changes in performance expectations, the pausing and restarting of productions including certain cast and crew, idle facilities and equipment costs resulting from circumstances associated with the COVID-19 global pandemic. The costs included in distribution and marketing expense, amounting to $0.8 million and $16.9 million in the three months and fiscal year ended March 31, 2021, respectively, and $4.2 million in the three months and fiscal year ended March 31, 2020, primarily consist of contractual marketing spends for film releases and events that were canceled or delayed and will provide no economic benefit. We expect to incur additional incremental costs in future periods. We are in the process of seeking insurance recovery for some of these costs, which cannot be estimated at this time, and therefore no material amounts of insurance proceeds have been recorded in our consolidated financial statements.
(5)In the three months and fiscal year ended March 31, 2020, in connection with management changes, the Company implemented changes to its programming and broadcasting strategy including programming acquired or produced under prior management. As a result, the Company recorded certain programming and content charges of $2.5 million and $76.5 million in the three months and fiscal year ended March 31, 2020, respectively, which are included in direct operating expense in the consolidated statement of operations.
(6)The following table reconciles total share-based compensation expense to adjusted share-based compensation expense:

	Three Months Ended		Year Ended
	March 31,		March 31,
	2021	2020	2021	2020
	(Unaudited, amounts in millions)
Total share-based compensation expense	$29.0	$9.3	$89.0	$50.6
Less: Amount included in restructuring and other(a)	(0.7)	(0.3)	(3.5)	(0.6)
Adjusted share-based compensation	$28.3	$9.0	$85.5	$50.0
(a)Represents share-based compensation expense included in restructuring and other expenses reflecting the impact of the acceleration of certain vesting schedules for equity awards pursuant to certain severance arrangements.

(7)Purchase accounting and related adjustments primarily represent the amortization of non-cash fair value adjustments to certain assets acquired in recent acquisitions. These adjustments include the accretion of the noncontrolling interest discount related to Pilgrim Media Group and 3 Arts Entertainment, the amortization of the recoupable portion of the purchase price and the expense associated with the earned distributions related to 3 Arts Entertainment, all of which are accounted for as compensation and are included in general and administrative expense. The following sets forth the amounts included in each line item in the financial statements:

	Three Months Ended		Year Ended
	March 31,		March 31,
	2021	2020	2021	2020
	(Unaudited, amounts in millions)
Purchase accounting and related adjustments:
Direct operating	$—	$0.5	$1.0	$8.1
General and administrative expense	12.6	13.5	47.2	52.6
Depreciation and amortization	34.2	44.3	144.2	155.9
	$46.8	$58.3	$192.4	$216.6

LIONS GATE ENTERTAINMENT CORP.

RECONCILIATION OF NET LOSS ATTRIBUTABLE TO LIONS GATE ENTERTAINMENT CORP. SHAREHOLDERS TO ADJUSTED NET INCOME ATTRIBUTABLE TO LIONS GATE ENTERTAINMENT CORP. SHAREHOLDERS, AND BASIC AND DILUTED EPS TO ADJUSTED BASIC AND DILUTED EPS

	Three Months Ended		Year Ended
	March 31,		March 31,
	2021	2020	2021	2020
	(Unaudited, amounts in millions, except per share amounts)
Reported Net Loss Attributable to Lions Gate Entertainment Corp. Shareholders	$(37.7)	$(44.9)	$(18.9)	$(188.4)
Adjusted share-based compensation expense	28.3	9.0	85.5	50.0
Gain on sale of Pantaya	(44.1)	—	(44.1)	—
Restructuring and other	5.8	7.5	24.7	24.3
COVID-19 related charges	14.9	50.2	67.5	50.2
Programming and content charges	—	2.5	—	76.5
Purchase accounting and related adjustments(1)	46.8	58.2	191.9	215.9
Gain on extinguishment of debt	—	(6.7)	—	(5.4)
Loss (gain) on investments	(0.2)	0.2	(0.5)	0.5
Tax impact of above items(2)	(19.3)	(27.5)	(78.6)	(90.8)
Deferred tax valuation allowance(3)(4)	12.6	12.8	2.8	28.7
Noncontrolling interest impact of above items	(6.8)	(7.1)	(24.7)	(29.9)
Adjusted Net Income Attributable to Lions Gate Entertainment Corp. Shareholders(4)	$0.3	$54.2	$205.6	$131.6

Reported Basic EPS	$(0.17)	$(0.20)	$(0.09)	$(0.86)
Impact of adjustments on basic earnings per share	0.17	0.45	1.02	1.46
Adjusted Basic EPS(4)	$0.00	$0.25	$0.93	$0.60

Reported Diluted EPS	$(0.17)	$(0.20)	$(0.09)	$(0.86)
Impact of adjustments on diluted earnings per share	0.17	0.45	1.01	1.46
Adjusted Diluted EPS(4)	$0.00	$0.25	$0.92	$0.60

Adjusted weighted average number of common shares outstanding:
Basic	221.2	219.9	220.5	217.9
Diluted	226.7	220.4	222.7	220.2
_________________________
(1)Represents the amounts included in Adjusted OIBDA net of interest income on the amortization of non-cash fair value adjustments to finance lease obligations acquired in the acquisition of Starz.
(2)Represents the tax impact of the adjustments to net income attributable to Lions Gate Entertainment Corp. shareholders, calculated using the blended statutory tax rate applicable to each adjustment.
(3)Represents an adjustment for the net (benefit) charge from a net (decrease) increase in the valuation allowance for certain of the Company's deferred tax assets.
(4)The deferred tax valuation allowance amount in the prior year's periods has been changed from amounts previously reported to be consistent with the presentation of the valuation allowance in the current year for certain of the Company's deferred tax assets. For the three months ended March 31, 2020, the deferred tax valuation allowance amount was previously $5.5 million and adjusted basic and adjusted diluted EPS were both previously $0.21. For the year ended March 31, 2020, the deferred tax valuation allowance amount was previously $21.4 million and adjusted basic and adjusted diluted EPS were previously $0.57 and $0.56, respectively.

LIONS GATE ENTERTAINMENT CORP.
RECONCILIATION OF NET CASH FLOWS PROVIDED BY (USED IN) OPERATING ACTIVITIES
TO ADJUSTED FREE CASH FLOW

	Three Months Ended		Year Ended
	March 31,		March 31,
	2021	2020	2021	2020
	(Unaudited, amounts in millions)
Net Cash Flows Provided By (Used In) Operating Activities(1)	$(159.8)	$180.3	$(0.5)	$614.6
Capital expenditures	(9.3)	(7.1)	(35.0)	(31.1)
Net borrowings under and (repayment) of production loans	53.4	2.0	220.7	(234.8)
Net advances under production tax credit facility	118.8	—	118.8	—
Adjusted Free Cash Flow	$3.1	$175.2	$304.0	$348.7

________________
(1)Cash flows provided by (used in) operating activities for the three months and fiscal year ended March 31, 2021 includes a net benefit of approximately $21.2 million and $28.2 million, respectively, from the monetization of trade accounts receivable programs (three months and fiscal year ended March 31, 2020 - net use of cash of approximately ($27.9) million and net benefit of approximately $253.0 million, respectively).